Exhibit 5.1
Hale Lane

ATTORNEYS AT LAW
5441 Kietzke Lane | Second Floor | Reno, Nevada 89511
Telephone (775) 327-3000 | Facsimile (775) 786-6179
Website: http://www.halelane.com

January 12, 2005
US Dataworks, Inc.
5301 Hollister Road, Suite 250
Houston, Texas 77040

Re:	Registration Statement on Form S-8
Ladies and Gentlemen:
     We are acting as special Nevada counsel for US Dataworks, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) relating to the registration under the Securities Act of 1933 (the “Act”) of 2,900,000 shares of Common Stock, par value $.0001 per share (the “Common Stock”), of the Company reserved for issuance upon exercise of stock options issued or to be issued under the Company’s Amended and Restated 2000 Stock Option Plan (the “Plan”).
     We have reviewed and are familiar with (a) the Company’s Articles of Incorporation and Bylaws, (b) a certificate of an officer of the Company representing certain matters in connection with the original issuance of the Common Stock, which representations we have assumed the validity of and relied on, and (c) such other matters as we have deemed necessary for this opinion.
     Based upon the foregoing, we are of the opinion that the shares of Common Stock to be offered and sold by the Company under the Registration Statement, when issued in accordance with the terms of the Plan and the Registration Statement, will be duly authorized and legally issued by the Company and fully paid and nonassessable. This opinion is limited to matters governed by Nevada law.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely, Hale Lane Peek Dennison and Howard Professional Corporation

Hale Lane Peek Dennison and Howard
LAS VEGAS OFFICE: 2300 West Sahara Avenue | Eighth Floor | Box 8 | Las Vegas, Nevada 89102 | Phone (702) 222-2500 | Fax (702) 365-6940
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